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                                                                    EXHIBIT 99.2

                                    CONSENT

        The undersigned hereby consents to be named in the Registration Statement on Form S-1 (and the Prospectus included therein) of The Advisory Board Company (the "Company") as a person appointed as a director of the Company as of the closing of the Offering (as defined in the Prospectus) and to serve as a director of the Company effective as of such time.

Dated: October 24, 2001                 /s/ KELT KINDICK
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